Exhibit 3.129

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL J. CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

ARTICLE I

The name of the corporation is:

TRUST TAX SERVICES OF AMERICA, INC.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

To provide services in the preparation of Federal and State tax returns and relating filings with tax agencies for individuals, trusts, corporations and other organizations; to provide trust accounting systems to the legal, banking and business community and to do all other business permitted under Massachusetts General Laws.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows: follows:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	1,000
PREFERRED:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:
PREFERRED:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

None

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”.)

None

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a.	The post office address of the corporation IN MASSACHUSETTS is: 255 Park Avenue, Suite 600 Worcester, MA 01 609

b.	The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

NAME	RESIDENCE	POST OFFICE ADDRESS
President Robert G. Ripley, Jr.	169 Ridgewood Dr.	Same
Leominster, MA 01453

Treasurer: Robert G. Ripley, Jr.	Same	Same

Robert G. Ripley, Jr.	Same	Same

Directors: Robert G. Ripley, Jr.	Same	Same

c.	The fiscal year of the corporation shall end on the last day of the month of: December

d.	The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: None

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I / WE. whose signatures(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156 hereby is these Articles of Organization as incorporator(s)

this 13th day of December 1991

Bradford R. Martin, Jr., Incorporator RYAN, MARTIN, COSTELLO, ALLI
SON & LETTER, P.C.

1500 Main Street, Suite 2500, P.O. Box 15629- Springfield, MA 01115-5629

NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the tide he/she holds or other authority by which such action is taken.